EXHIBIT 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT, dated as of July 15, 2010 (this “Agreement”), is entered into by and between AETHLON MEDICAL, INC., a Nevada corporation (the “Company”), and Tonaquint, Inc., a Utah corporation, its successors or assigns (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to acquire from the Company, and the Company desires to issue and sell to the Buyer, the Warrant (as defined below) and the Note (as defined below), which Note will be convertible into shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions of the Note, the Warrant, this Agreement and the other Transaction Documents (as defined below).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Buyer’s Counsel” means Bennett Tueller Johnson & Deere, P.C.

“Buyer Control Person” means each manager, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Closing Date” means the date of the closing of the purchase and sale of the Note and the Warrant.

 “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Company Counsel” means Law Office of Jennifer A. Post

“Company’s SEC Documents” means the Company’s periodic, annual and quarterly reports and the exhibits thereto filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) on the SEC’s EDGAR system.

“Conversion Date” means the date a Holder delivers to the Company a Notice of Conversion, as provided in the Note.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Note and/or in payment of accrued interest, as contemplated in the Note.

“Deliver” means, when used in the context of a delivery of Shares via DWAC (as defined below), that the applicable Shares shall be made available by the Company’s Transfer Agent for electronic transfer and deposit to the Holder’s broker or custodian.

“Delivery Date” has the meaning ascribed to it, as may be relevant in the Note (with respect to Conversion Shares) or the Warrant (with respect to Warrant Shares).

“Holder” means the Person holding the relevant Securities at the relevant time.

“Last Audited Date” means March 31, 2010.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Note, the Warrant or any of the Transaction Documents, (y)  have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company’s ability to substantially perform  on a timely basis its material obligations under any of the Transaction Documents or the transactions contemplated thereby.

“Maturity Date” has the meaning ascribed to it in the Note.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Principal Trading Market” means (a) NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the Nasdaq OTC Bulletin Board, or (f) such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

 “Rule 144” means (i) Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”) or (ii) any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration under the 1933 Act.

“Securities” means the Note, the Warrant and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

“State of Incorporation” means Nevada.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company’s SEC Documents) whether now existing or hereafter acquired or created.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Documents” means this Agreement, the Note, the Security Agreement (defined below), each of the Buyer Trust Deed Notes (defined below), the Trust Deed (defined below), the Request (defined below), the Escrow Agreement (defined below), the Transfer Agent Letter (defined below), the Warrant, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“Wire Instructions” means the wire instructions for the Initial Cash Purchase Price (as defined hereafter), as provided by the Company, set forth on Annex I.

2.           AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.           Purchase.

(i)           Subject to the terms and conditions of this Agreement and the other Transaction Documents, the undersigned Buyer hereby agrees to purchase from the Company a Secured Convertible Promissory Note in the principal amount of $890,000.00 substantially in the form attached hereto as Annex II (the “Note”). The Note shall be secured by a Security Agreement substantially in the form attached hereto as Annex III listing each of the Buyer Trust Deed Notes as security for the Company’s obligations under the Transaction Documents (the “Security Agreement”). In consideration thereof, Buyer shall (i) pay the principal amount set forth on the Buyer’s signature page of this Agreement (the “Initial Cash Purchase Price”) and (ii) issue to the Company the Buyer Trust Deed Notes (the sum of the initial principal amounts of the Buyer Trust Deed Notes, together with the Initial Cash Purchase Price, the “Purchase Price”), which Buyer Trust Deed Notes shall be secured by a Trust Deed substantially in the form attached hereto as Annex IV (the “Trust Deed”).  The Initial Cash Purchase Price shall be paid in accordance with the Wire Instructions.

(ii)           In consideration for the Purchase Price, the Company will also issue to the Buyer a warrant in the form attached hereto as Annex V (the “Warrant”).

(iii)           The Company shall also execute and deliver to the Buyer a Request for Full Reconveyance (the “Request”) substantially in the form attached hereto as Annex VI.

(iv)           The Request shall be held in escrow in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Annex VII (the “Escrow Agreement”).

(v)           The Company shall also execute and deliver to the Transfer Agent, and the Transfer Agent shall execute to indicate its acceptance thereof, the irrevocable transfer agent instruction letter substantially in the form attached hereto as Annex VIII (the “Transfer Agent Letter”).

(vi)           At the Closing, the Buyer shall deliver to the Company the following:

(1)           The Initial Cash Purchase Price;

(2)           A Buyer Trust Deed Note in the principal amount of $200,000.00 substantially in the form attached hereto as Annex IX (“Buyer Trust Deed Note #1”);

(3)           A Buyer Trust Deed Note in the principal amount of $200,000.00 substantially in the form attached hereto as Annex X (“Buyer Trust Deed Note #2,” and together with Buyer Trust Deed Note #1, the “Buyer Trust Deed Notes”); and

(4)           The Trust Deed.

(vii)           The tender of the Initial Cash Purchase Price and the issuance and sale of the Note and the Warrant to the Buyer are sometimes referred to herein and in the other Transaction Documents as the purchase and sale of the Note and Warrant.

b.           Form of Payment; Delivery of Note and Warrant. The sale and purchase of the Note and the Warrant shall take place at a closing (the “Closing”) to be held at the offices of the Buyer on the Closing Date.  At the Closing, the Company will deliver to the Buyer the Transaction Documents against receipt by the Company of the Initial Cash Purchase Price and the Buyer Trust Deed Notes.

c.           Initial Cash Purchase Price. The Note carries an original issue discount of $80,000.00 (the “OID”).  In addition, the Company agrees to pay $10,000.00 to the Buyer to cover the Buyer’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expenses”).  The Transaction Expenses shall be added to the balance of the Note.  The Initial Cash Purchase Price, therefore, shall be $400,000.00, computed as follows: $890,000.00 less the OID less the Transaction Expenses less the initial principal amounts of the Buyer Trust Deed Notes.

3.           BUYER REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

a.           Binding Obligation. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Transaction Documents to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer.  This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.  The Buyer owns the Property (as defined in the Trust Deed Notes) free and clear of any claims, liens or encumbrances. The representations and warranties of the Buyer set forth in the Trust Deed Notes and the Deed of Trust and true and correct and are incorporated herein by reference.

b.           Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act.

4.           COMPANY REPRESENTATIONS AND WARRANTIES.   The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

a.           Rights of Others Affecting the Transactions.  There are no preemptive rights of any stockholder of the Company, as such, to acquire the Securities.  No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

b.           Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.  The Company is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act.   The Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Common Stock is quoted on the Principal Trading Market.  The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained in all material respects all requirements on its part for the continuation of such quotation. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Trading Market. The Company is currently, and has no reason to believe that it will not in the immediate future continue to be, in compliance with all such listing and maintenance requirements.

c.           Authorized Shares.

(i)           The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, $0.001 par value per share, of which approximately 67,085,036 undiluted shares and approximately 126,755,847 (fully diluted) are outstanding. Of the outstanding shares of Common Stock, approximately 1,307,517 shares are beneficially owned by Affiliates of the Company.

(ii)           Other than as set forth in the Company’s SEC Documents, there are no outstanding securities which are convertible into or exchangeable for shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.

(iii)           All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  After considering all other commitments that may require the issuance of Common Stock, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were (1) the Note issued and fully converted on that date and (2) the Warrant issued and fully exercised on that date.

(iv)           The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued (1) on conversion of, or in payment of interest on the Note, or (2) upon exercise of the Warrant, in each case in accordance with their respective terms including as applicable payment therefor, will have been duly and validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, and will not subject the Holder thereof to personal liability by reason of being a Holder.

(v)           The Conversion Shares and Warrant Shares have or will have all the rights and privileges of the Common Stock of the Company as set forth in the Articles of Incorporation and each holder thereof has or will have, all the rights of a Common Stock holder under the Certificate of Incorporation and Bylaws of the Company as amended to date.

d.           Transaction Documents and Stock.  This Agreement and each of the other Transaction Documents, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note, the Security Agreement, the Warrant, the Request, the Escrow Agreement and each of the other Transaction Documents, when executed and delivered by the Company will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.           Non-contravention.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Note, the Security Agreement, the Warrant, the Request, the Escrow Agreement and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or bylaws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f.           Approvals.  No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g.           Filings; Financial Statements.  None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has filed all quarterly and annual reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  As of their respective dates, the financial statements of the Company included in the Company’s SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided in writing by or on behalf of the Company to the Buyer which is not included in the Company’s SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

h.           Absence of Certain Changes.  Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company’s SEC Documents. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party  or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.           Full Disclosure.  There is no fact known to the Company or that the Company should know after due inquiry (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j.           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents.  The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

k.           Absence of Events of Default. Neither the Company nor any of its Subsidiaries is in violation of or in default with respect to (i) its Certificate of Incorporation or bylaws or other organizational documents, each as currently in effect, or any material judgment, order, writ, decree, statute, rule or regulation applicable to such entity; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such entity is a party or by which it or any of its properties or assets are bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), except such breach or default which would not have or result in a Material Adverse Effect.

l.           Absence of Certain Company Control Person Actions or Events.  Other than as set forth in the Company’s SEC Documents, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(i) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(ii) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

A. acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

B. engaging in any type of business practice; or

C. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such Company Control Person to engage in any activity described in subsection (iii) immediately above, or to be associated with Persons engaged in any such activity; or

(v) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m.           No Undisclosed Liabilities or Events.  The Company has no material liabilities or obligations other than those disclosed in the Transaction Documents or the Company’s SEC Documents or those incurred in the ordinary course of the Company’s business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect.  No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.  There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (i) change the Certificate of Incorporation or bylaws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (ii) materially or substantially change the business, assets or capital of the Company, including its interests in Subsidiaries.

n.           No Integrated Offering.  Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o.           Dilution.  Each of the Company and its executive officers and directors is aware that the number of shares issuable upon conversion of the Note and exercise of the Warrant, or pursuant to the other terms of the Transaction Documents may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company.

p.           Fees to Brokers, Placement Agents and Others.  The Company has taken no action which would give rise to any claim by any Person for a brokerage commission, placement agent or finder’s fees or similar payments by the Buyer relating to this Agreement or the transactions contemplated hereby.  Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), the Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby.  The Company shall indemnify and hold harmless each of the Buyer, its employees, officers, managers, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee, if any).

q.           Disclosure.  All information relating to or concerning the Company set forth in the Transaction Documents or in the Company’s SEC Documents or otherwise provided in writing by or on behalf of the Company to the Buyer is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

r.           Confirmation.  The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the payment of the Purchase Price to the Company which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date (unless the representation or warranty is made as of a specific prior date), the Company shall immediately notify the Buyer in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

s.           Title. The Company and the Subsidiaries, if applicable, own and have title to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties, subject to no liens, claims or encumbrances except as have been disclosed to the Buyer.

t.           DWAC Eligible. The Company is currently eligible to permit the transfer of its Securities, including all Conversion Shares and Warrant Shares, electronically via Deposit/Withdrawal at Custodian (“DWAC”).

u.           Intellectual Property.

(i)           Ownership.  The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect.  The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor.  The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the present conduct of its business other than in the ordinary course of its business other than as disclosed in the SEC Documents.  There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property, other than in the ordinary course of its business and other than as disclosed in the SEC Documents.

(ii)           No Breach by Employees.  The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company of which it is aware.

5.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Covenants and Acknowledgements of the Buyer.

(i)           Transfer Restrictions.  The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

(ii)           Restrictive Legend.  The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, and may be sold in accordance with an effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

b.           Covenants, Acknowledgements and Agreements of the Company. As a condition to the Buyer’s obligation to purchase the Securities contemplated by this Agreement, and as a material inducement for the Buyer to enter into this Agreement and the other Transaction Documents, so long as any portion of the Note remains outstanding or any portion of the Warrant remains unexercised, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants:

(i)           Filings.  From the date hereof until the date that is six (6) months after all the Conversion Shares and Warrant Shares either have been sold by the Buyer, or may be sold by the Buyer pursuant to Rule 144, (the “Registration Period”), the Company shall  timely make all quarterly and annual report filings required to be made by it under the 1934 Act or by the rules and regulations of the Principal Trading Market and such reports shall conform to the requirement of the applicable laws, regulations and government agencies, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to the Buyer promptly after such filing.  Additionally, within four (4) business days following the date of this Agreement, the Company shall file a current report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and approved by the Buyer and attaching the material transaction documents as exhibits to such filing. The Company further agrees to redact all confidential information from such Form 8-K identified as confidential by the Buyer, provided the Buyer informs the Company prior to the Closing as to what information it deems confidential and provided further that the Company remains in compliance with the disclosure requirements of the rules and regulations of the SEC. Additionally, the Company shall furnish to the Buyer, so long as the Buyer owns any Securities or Common Stock, promptly upon request, (1) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration.

(ii)           Reporting Status.  So long as the Buyer holds the Note or the Warrant and all or any portion of such Securities have neither been converted into Conversion Shares nor exercised for Warrant Shares, as applicable, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(iii)           Listing.  The Company’s Common Stock shall be listed or quoted for trading on any Principal Trading Market. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents. The Company will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market and/or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) days after the later of (x) the date on which the Note has been converted or has been paid in full, or (y) the date on which the Warrant has been exercised in full.

(iv)           Use of Proceeds.  The Company will use the net proceeds received hereunder for working capital and general corporate purposes; provided, however, the Company will not use such proceeds to pay fees payable (a) to any broker or finder relating to the offer and sale of the Note and the Warrant, or (b) to any other party relating to any financing transaction effected prior to the Closing Date.

(v)           Publicity, Filings, Releases, Etc.  Each of the parties agrees that it will not disseminate any information relating to the Transaction Documents or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof.  Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  In furtherance of the foregoing, the Company will provide to the Buyer’s Counsel drafts of the applicable text of the first filing of a current report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K, as the case may be, intended to be made with the SEC which refers to the Transaction Documents or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Documents in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this subsection).  Notwithstanding, but subject to, the foregoing provisions of this  provision, the Company will, within four (4) business days after the Closing Date, file a current report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and approved by the Buyer and attaching the material Transaction Documents as exhibits to such filing.

(vi)           FINRA Rule 5110. In the event that the Corporate Financing Rule 5110 of FINRA is or becomes applicable to the transactions contemplated by the Transaction Documents or to the sale by a Holder of any of the Securities, then the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for FINRA to timely and expeditiously permit the Holder to sell the Securities.

(vii)           Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary, if any, to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such Subsidiaries, and in which, for each fiscal year, all proper reserves, if applicable, for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(viii)           Corporate Existence.  The Company shall (a) do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged, except where such failure would not have a Material Adverse Effect; (b) continue to engage in business of the same general type as conducted as of the date hereof; and (c) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder.

(ix)           Taxes.  The Company shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP.

(x)           Compliance. The Company shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company, its business, operations, or any of its properties, except where the failure to so comply would not have a Material Adverse Effect on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

(xi)           Litigation.  From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full and the Warrant is exercised in full, the Company shall notify the Buyer in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened in writing against the Company involving a claim in excess of $100,000.00.

(xii)           Failure to Make Timely Filings.  The Company agrees that, if the Company fails to timely file on the SEC’s EDGAR system any information required to be filed by it on a Form 10-K, Form 10-Q, or otherwise so as to be deemed a “reporting issuer” with current public information under the 1934 Act, the Company shall be liable to pay to the Holder an amount based on the following schedule (where “No. Business Days Late” refers to each Trading Day after the latest due date for the relevant filing, including all applicable extensions under Section 12b-25 of the 1934 Act):

No. Business Days Late	Late Filing Payment For Each $10,000.00 of Outstanding Principal of the Note

1	$100.00
2	$200.00
3	$300.00
4	$400.00
5	$500.00
6	$600.00
7	$700.00
8	$800.00
9	$900.00
10	$1,000.00
>10	$1,000.00 + $200.00 for each Trading Day Late beyond 10 days

The Company shall pay any payments incurred under this subsection in immediately available funds upon demand by the Holder; provided, however, that the Holder making the demand may specify that the payment shall be made in shares of Common Stock at the Conversion Price (as defined in the Note) applicable to the date of such demand.  If the payment is to be made in shares of Common Stock, such shares shall be considered Conversion Shares under the Note, with the “Delivery Date” for such shares being determined from the date of such demand. The demand for payment of such amount in shares shall be considered a “Conversion Notice” (but the delivery of such shares shall be in payment of the amount contemplated by this subsection and not in payment of any principal or interest on the Note).

(xiii)           Authorized Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note and exercise of the Warrant multiplied by 1.5 (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Note and exercise of the Warrant, the Company shall promptly take all steps necessary to increase the Share Reserve accordingly including calling a special meeting of the stockholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized.

(xvi)           DWAC Eligibility.  The Company shall take all action necessary to maintain DWAC eligibility for so long as (A) any portion of the Note remains outstanding, or (B) any portion of the Warrant remains unexercised.

 (xvii)           Certain Negative Covenants of the Company.  From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full, and prior to any Event of Default under the Trust Deed Notes (which Default has not been cured or waived), the Company shall not:

A.           Grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets in an amount in excess of $100,000 absent the prior consent of Buyer;

B.           Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person or entity who is not an Affiliate of the Company;

C.           Transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Buyer Trust Deed Notes in any way without the prior written consent of the Buyer; or

6.           TRANSFER AGENT INSTRUCTIONS.

a.           The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 5(a)(i) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Note and/or exercise of the Warrant, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 5(a)(ii) of this Agreement, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith.  Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  Nothing in this Section shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities.  If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 5(a)(i) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 5(a)(i) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares and the Warrant Shares, as may be applicable, use its best efforts to cause the Transfer Agent to promptly electronically Deliver to the Holder via DWAC such Conversion Shares or Warrant Shares.  The Company specifically represents that, within 45 days of the Closing Date and subject to its covenant in Section 5(b)(xvi) above, (i) the Company’s Transfer Agent will be (a) participating in the DWAC program, (b) will be DWAC eligible, and (ii)  the Company is not aware of any plans of the Transfer Agent to terminate such DWAC participation or eligibility.  Subject to Section 5(b)(xvi) above, while any Holder holds Securities, the Company shall at all times maintain a transfer agent which participates in the DWAC program and is DWAC eligible, and the Company will not appoint any transfer agent which does not both participate in the DWAC program and maintain DWAC eligibility.

b.           (i)           The Company understands that a delay in the Delivery of Conversion Shares or Warrant Shares, whether on conversion of the Note and/or in payment of accrued interest, or exercise of the Warrant, beyond the relevant Delivery Date (as defined in the Note or the Warrant, as applicable) could result in economic loss to the Holder.  As compensation to the Holder for such loss, in addition to any other available remedies at law or equity, the Company agrees to make payments to the Holder for late Delivery of the Shares in accordance with the following schedule (where “No. Business Days Late” is defined as the number of Trading Days beyond two (2) Trading Days after the Delivery Date):

No. Business Days Late	Late Payment for Each $10,000,00 of Principal or Interest Being Converted (or amount of Warrant exercise)

1	$100.00
2	$200.00
3	$300.00
4	$400.00
5	$500.00
6	$600.00
7	$700.00
8	$800.00
9	$900.00
10	$1,000.00
>10	$1,000.00 + $200.00 for each Business Day Late beyond 10 days

The amount of any payments incurred under this Section 6(b)(i) shall be automatically added to the principal balance of the Note and the Company shall pay any such payments in immediately available funds upon demand. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and Deliver the Shares to the Holder within a reasonable time.  Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect Delivery of such Shares within two (2) Trading Days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company prior to such Holder’s receipt of the relevant Shares, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this Section 6(b)(i) which have accrued through the date of such revocation notice shall remain due and owing to the Holder notwithstanding such revocation.

(ii)           If, by the fifth Trading Day after the  relevant Delivery Date, the Company fails for any reason to Deliver the Shares, but at any time after the Delivery Date, the Holder purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make Delivery in satisfaction of a sale of Common Stock by the Holder (the “Sold Shares”), which Delivery such Holder anticipated to make using the shares to be issued upon such conversion or exercise (a “Buy-In”), the Holder shall have the right to require the Company to pay to the Holder, in addition to and not in lieu of  the amounts contemplated in other provisions of the Transaction Documents, including, but not limited to, the provisions of the immediately preceding Section 6(b)(i)), the Buy-In Adjustment Amount (as defined below).  The “Buy-In Adjustment Amount” is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Holder’s total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Holder.  By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000.00 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000.00, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.00.

c.            The Company shall assume any fees or charges of the Transfer Agent or Company Counsel regarding (i) the removal of a legend or stop transfer instructions with respect to the Securities, and (ii) the issuance of certificates or DWAC registration to or in the name of the Holder or the Holder’s designee or to a transferee as contemplated by an effective registration statement.  Notwithstanding the foregoing, it shall be the Holder’s responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

d.           The Holder of the Note  shall be entitled to exercise its conversion privilege with respect to the Note, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Holder’s exercise privilege.  The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Note. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

7.           CLOSING DATE.

a.           The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 8 and 9 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b.           Closing of the purchase and sale of the Note and the Warrant, which the parties anticipate shall occur concurrently with the execution of this Agreement, shall occur at the offices of the Buyer and shall take place no later than 3:00 P.M., Eastern Time, or on such day or such other time as is mutually agreed upon by the Company and the Buyer.

8.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The Buyer understands that the Company’s obligation to sell the Note and the Warrant to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon all of the following conditions, any of which may be waived in whole or in part by the Company:

a.           The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by the Buyer on or before the Closing Date;

b.           Delivery by the Buyer by or on the Closing Date of good funds as payment in full of an amount equal to the Initial Cash Purchase Price in accordance with this Agreement;

c.           Delivery by the Buyer to the Company of executed copies of the Buyer Trust Deed Notes and the Trust Deed on or before the Closing Date;

d.           The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

e.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE. The Buyer’s obligation to purchase the Note and the Warrant is conditioned upon and subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Buyer:

a.           The execution and delivery of this Agreement, the Security Agreement, the Request, the Escrow Agreement, the Transfer Agent Letter and, as applicable, the other Transaction Documents by the Company on or before the Closing Date;

b.           The delivery by the Company to the Buyer of the Note and the Warrant, each in original form, duly executed by the Company, in accordance with this Agreement;

c.           On the Closing Date, each of the Transaction Documents executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

d.           On or prior to the Closing Date, the Share Reserve shall be sufficient to effect the full conversion of the Note and exercise of the Warrant as of the Closing Date;

e.           The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement and the other Transaction Documents, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

f.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

g.           From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have occurred any Material Adverse Effect;

h.           Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained (i) all governmental approvals required in connection with the lawful sale and issuance of the Securities, and (ii) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company’s obligations thereunder; and

i.           All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Buyer.

10.           INDEMNIFICATION.

a.           The Company agrees to defend, indemnify and forever hold harmless the Buyer and its officers, managers, employees, and agents, and each Buyer Control Person (the “Buyer Parties”) from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, as such Damages are incurred, provided such Damages do not wholly arise, directly or indirectly from any fraud, negligence or willful misconduct of any Buyer Parties (in which event the Company’s indemnification obligations herein will be offset by the amount attributable thereto as a result of a Buyer Parties’ fraud, negligence or willfull misconduct, but otherwise such obligations shall remain in full force and effect); and provided further such indemnification obligations may be offset against any Damages incurred by the Company as a result of any fraud, negligence or willful misconduct of any Buyer Parties whether or not such Damages on the part of Buyer Parties and the Company arise from the same action or proceeding. The Buyer Parties with the right to be indemnified under this Section (the “Indemnified Parties”) shall have the right to defend any such action or proceeding with attorneys of their own selection, and the Company shall be solely responsible for all reasonable costs and expenses related thereto.  If the Indemnified Parties opt not to retain their own counsel, the Company shall defend any such action or proceeding with attorneys of its choosing at its sole cost and expense, provided that such attorneys have been pre-approved by the Indemnified Parties, which approval shall not be unreasonably withheld, and provided further that the Company may not settle any such action or proceeding without first obtaining the written consent of the Indemnified Parties.

b.           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Buyer Parties against the Company or others, and (ii) any liabilities the Company may be subject to.

11.           SPECIFIC PERFORMANCE.  The Company and  the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Documents, the Company shall not raise as a legal defense, any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Document or has engaged in any violation of law or any other claim or defense, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized.  Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted.  This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full. Notwithstanding anything to the contrary herein, the Company shall not be required to deliver Conversion Shares or Warrant Shares, as the case may be, in the event the Company in good faith reasonably believes the actions requested by the Buyer are in material violation of applicable law.

12.           OWNERSHIP LIMITATION. If at any time after the Closing, the Buyer shall or would receive shares of the Company’s Common Stock in payment of interest or principal under the Note or upon conversion of the Note or exercise of the Warrant, so that the Buyer would, together with other shares of Common Stock held by it or its Affiliates, hold by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of the Company’s Common Stock outstanding on such date (the “9.99% Cap”), the Company shall not be obligated and shall not issue to the Buyer shares of its Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by the Buyer. In connection with the performance of this Section 12, the Buyer and/or its Affiliates agree to furnish to the Company any information reasonably requested by the Company in order to calculate the 9.99% Cap amount.

13.           SHARE ISSUANCE CAP. Notwithstanding anything to the contrary herein or in the Note or the Warrant, the number of Shares that may be issued to the Buyer pursuant to a conversion of the Note or exercise of the Warrant shall not exceed a cap determined by (a) dividing the sum of (i) the face amount of the Note, plus (ii) an amount equal to all interest that would accrue under the Note during its term (assuming no payments of principal or interest are made prior to the Maturity Date), by a price per Share of $0.20 (subject to adjustment for stock splits, stock dividends, issuances of Securities having a price per Share equal to less than $0.20, and other events as set forth in the Note), and (b) then adding the sum calculated pursuant to the foregoing clause (a) to the maximum number of Warrant Shares that may be acquired by the Holder thereof upon exercise of the Warrant (regardless of whether such exercise is a cashless exercise).

14.           MISCELLANEOUS.  The Company and the Buyer hereby agree that the provisions of this Section 14 shall apply to all of the Transaction Documents.

a.           Governing Law and Venue.  Other than the Deed of Trust, the Request, and issues pertaining thereto, which shall be governed by Utah law and venued in appropriate courts within the State of Utah, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Cook or the state courts of the State of Illinois sitting in the County of Cook in connection with any dispute arising under this Agreement or any of the other Transaction Documents (other than the Deed of Trust and the Request) and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

b.           No Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

d.           Pronouns.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

e.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one instrument.  Facsimile and email copies of signed signature pages will be deemed binding originals.

f.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

g.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

h.           Amendment.  This Agreement may be amended only by an instrument in writing signed by the parties hereto.

i.           Entire Agreement.  This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Buyer and supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

j.           Currency.  All dollar amounts referred to or contemplated by this Agreement or any other Transaction Document shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

k.           Buyer’s Expenses.  In the event the Company or the Buyer elects not to effect the Closing on or before August 15, 2010 for any reason, the Company shall pay $10,000 in cash to the Buyer for the Buyer’s legal, administrative and due diligence expenses.  Except as provided in the immediately preceding sentence, and except for $10,000 which has been added to and included in the principal amount of the Note for the Buyer’s legal, administrative and due diligence expenses, the Company and the Buyer shall be responsible for paying such party’s own fees and expenses (including legal expenses) incurred in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and the closing of the transactions contemplated hereby and thereby.

l.           Assignment.  Notwithstanding anything to the contrary herein, the rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Buyer shall not unreasonably withhold, condition or delay such consent. The Buyer shall not assign in whole or in part, the Note, to any person, including any Affiliate, that is not the title and record owner of the Property (as defined in the Trust Deed).

m.           Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Documents acted as legal counsel to the Buyer only.  The Company (i) hereby acknowledges that it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

n.           No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

o.           Attorney’s Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

p.           Replacement of the Note. Subject to any restrictions on or conditions to transfer set forth in the Note, the Holder of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new convertible secured promissory note(s), each in the principal requested by such Holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such Holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered, subject in each case to any restrictions on transfer in this Agreement or the Note. As applicable, upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new convertible secured promissory note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.

q.           Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile or electronic mail transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Aethlon Medical, Inc.
Attn: James Joyce
8910 University Center Lane, Suite 660
San Diego, California 92122

with a Copy to:

Law Office of Jennifer A. Post
Attention: Jennifer A. Post, Esq.
340 North Camden Drive, Suite 304
Beverly Hills, California 90210

If to the Buyer:

Tonaquint, Inc.
303 East Wacker Drive, Suite 1200
Chicago, Illinois  60601

with a copy to (which shall not constitute notice):

Bennett Tueller Johnson & Deere, P.C.
Attn: Jonathan K. Hansen
3165 East Millrock Drive, Suite 500
Salt Lake City, Utah 84121

14.           SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyer’s covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing hereunder until the payment and performance in full of the Note and the full exercise of the Warrant, and shall inure to the benefit of the Buyer and the Company and their respective successors and permitted assigns for such period.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

INITIAL CASH PURCHASE PRICE:	$400,000.00

THE BUYER:

TONAQUINT, INC.

By: __________________________
_____________, President

THE COMPANY:

AETHLON MEDICAL, INC.

By: /s/ James Joyce
James Joyce, Chief Executive Officer

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

ANNEX I	WIRE INSTRUCTIONS

ANNEX II	NOTE

ANNEX III	SECURITY AGREEMENT

ANNEX IV	TRUST DEED

ANNEX V	WARRANT

ANNEX VI	REQUEST

ANNEX VII	ESCROW AGREEMENT

ANNEX VIII	TRANSFER AGENT LETTER

ANNEX IX	BUYER TRUST DEED NOTE #1

ANNEX X	BUYER TRUST DEED NOTE #2